UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2008
KAYDON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11333 (Commission File Number)	13-3186040 (IRS Employer Identification No.)
315 East Eisenhower Parkway, Suite 300
Ann Arbor, MI 48108
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (734) 747-7025
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Kaydon Corporation (the “Company”) issued a press release on May 21, 2008, announcing that for the period from May 23, 2008 to, but excluding, November 23, 2008 its $200 million 4% Contingent Convertible Senior Subordinated Notes Due 2023 (the “Notes”) will, subject to the terms of the indenture under which they were issued, accrue contingent interest at a rate of 0.5 percent per annum, in addition to the 4.0 percent initial annual rate of interest payable on the Notes. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference. The press release is also available on the Company’s website, which is www.kaydon.com.
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description

99	Press Release dated May 21, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 21, 2008	KAYDON CORPORATION
	By:	/s/ Kenneth W. Crawford
Kenneth W. Crawford
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release dated May 21, 2008